                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated September 20, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Select Turnaround Focus List Series 2001 (Registration Statement No. 333-67470), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
September 20, 2001